EXHIBIT 24
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                                  SKYWEST INC.
                                POWER OF ATTORNEY

        For Executing Forms ID, 3, 4 and 5, Schedule 13G and Schedule 13D

         Know all by these presents that the undersigned hereby constitutes and appoints each of Jerry Atkin, Brad Rich and Eric Christensen, signing singly, his true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned (i) Forms ID, 3, 4 and 5 (including any amendments thereto) which may be required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (ii) Schedules 13G and 13D (including any amendments thereto) which may be required to be filed in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder, and (iii) any other forms necessary to obtain or renew Securities and Exchange Commission access codes, including but not limited to a CIK, a CCC, a Password, a Password Modification Authorization Code, and a Passphrase, as a result of the undersigned's position as an officer or director of Skywest Inc. or ownership of or transactions in securities of Skywest Inc.;

         (2) do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable, to complete, execute and file any such Form ID, 3, 4 or 5 or Schedule 13G or 13D, or any forms necessary to obtain or renew such Securities and Commission access codes; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

         Photographic copies of this Power of Attorney shall have the same force and effect as the original. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's position as an officer or director of Skywest Inc. or with respect to the undersigned's holdings of and transactions in securities issued by Skywest Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26 day of January, 2006.

                                                 /s/ RON B. REBER
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                                                 Ron B. Reber